Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2016 EARNINGS

•	Third quarter 2016 earnings per share (diluted) of $0.99
•	Third quarter net income of $68.651 million
•	Nonperforming assets remain low at 0.32% of third quarter average earning assets
•	Return (annualized) on third quarter average assets of 1.27%
•	Third quarter efficiency ratio of 43.26%
•	Returns (annualized) on third quarter average common equity of 7.66% and average tangible common equity of 16.79%(1)
•	Increase in dividend of 13.33% to $0.34 per share for the fourth quarter 2016

HOUSTON, October 26, 2016. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended September 30, 2016 of $68.651 million or $0.99 per diluted common share. Additionally, nonperforming assets remain low at 0.32% of third quarter average earning assets.

“I am pleased to share the positive earnings we had for the third quarter of 2016. We showed impressive annualized returns on third quarter average tangible common equity of 16.79% and on third quarter average assets of 1.27%.   I am also excited to announce that our Board raised the dividend to $0.34 per share for the fourth quarter 2016, an increase of 13.33%.  The increased dividend reflects the continued confidence we have in our company,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Job creation in Texas has continued despite the challenges in the oil and gas industry.  The Department of Labor reported last week that Texas added 38,300 jobs in September and the Federal Reserve Bank of Dallas projected 1.2% overall employment growth for Texas for 2016.  Also, the number of operating rigs grew to 553 last week from a low of 404 in May 2016,” continued Zalman.

“As mentioned in our prior earnings release, there are certain areas of Texas that have performed better than other areas more directly impacted by the downturn in the oil and gas industry as well as decreased agricultural prices. Our wide footprint throughout the State has helped to minimize the effects of the lower performing areas.  We believe that our loan growth at September 30, 2016 compared with September 30, 2015, while modest, along with our excellent credit quality, was positive given the economic challenges in Texas as well as Oklahoma,” added Zalman.

_____________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

“We are very optimistic about our company’s future.  We believe that the hard work of our entire team will help our customers grow and in turn increase shareholder value.  We will continue to focus on running one of the most efficient banks in the country, maintaining our solid asset quality and enhancing shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2016

Net income was $68.651 million for the three months ended September 30, 2016 compared with $70.598 million for the same period in 2015. Net income per diluted common share was $0.99 for the three months ended September 30, 2016 compared with $1.01 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $63.855 million for the three months ended September 30, 2016 compared with $64.154 million for the three months ended September 30, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $0.92 for the three months ended September 30, 2016 and 2015. The reconciliation of these non-GAAP financial measures is shown on page 12.  Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2016 were 1.27%, 7.66% and 16.79%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 43.26% for the three months ended September 30, 2016.

Net interest income before provision for credit losses for the three months ended September 30, 2016 was $154.064 million compared with $156.108 million during the same period in 2015, a decrease of $2.044 million or 1.3%. This change was primarily due to a decrease in loan discount accretion of $3.414 million for the three months ended September 30, 2016. Linked quarter net interest income before provision for credit losses decreased $4.403 million to $154.064 million compared with $158.467 million during the three months ended June 30, 2016, primarily due to a decrease in average interest-earning assets of 1.5% and a decrease in loan discount accretion of $1.684 million.

The net interest margin on a tax equivalent basis was 3.29% for the three months ended September 30, 2016, compared with 3.30% for the same period in 2015 and 3.37% for the three months ended June 30, 2016. This change was primarily due to a decrease in loan discount accretion of $1.684 million and a decrease in average yield on interest-earning assets of 9 basis points for the three months ended September 30, 2016. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.14% for the three months ended September 30, 2016, compared with 3.10% for the same period in 2015 and 3.19% for the three months ended June 30, 2016. The reconciliation of these non-GAAP financial measures is shown on page 12.

Noninterest income was $29.684 million for the three months ended September 30, 2016 compared with $31.780 million for the same period in 2015, a decrease of $2.096 million or 6.6%. This change was primarily due to a decrease in brokerage income, NSF fees and other noninterest income. On a linked quarter basis, noninterest income increased $1.211 million or 4.3% compared with the quarter ended June 30, 2016. This change was primarily due to an increase in NSF fees, mortgage income and other noninterest income.

Noninterest expense was $79.476 million for the three months ended September 30, 2016 compared with $76.430 million for the same period in 2015, an increase of $3.046 million or 4.0%. This change was primarily due to an increase in salaries and benefits expense and other noninterest expense.

Results of Operations for the Nine Months Ended September 30, 2016

Net income was $205.673 million for the nine months ended September 30, 2016 compared with $216.171 million for the same period in 2015.  Net income per diluted common share was $2.95 for the nine months ended September 30, 2016 compared with $3.09 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $186.453 million for the nine months ended September 30, 2016 compared with $189.332 million for the nine months ended September 30, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $2.67 for the nine months ended September 30, 2016 compared with $2.71 for the nine months ended September 30, 2015. The reconciliation of these non-GAAP financial measures is shown on page 12. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2016 were 1.25%, 7.74% and 17.17%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 42.24% for the nine months ended September 30, 2016.

Net interest income before provision for credit losses for the nine months ended September 30, 2016 was $478.788 million compared with $477.252 million for the same period in 2015, an increase of $1.536 million or 0.3%. This change was primarily due to a 1.6% increase in average interest-earning assets, which was partially offset by a decrease in loan discount accretion of $12.865 million for the nine months ended September 30, 2016.The net interest margin on a tax equivalent basis for the nine months ended September 30, 2016 was 3.38% compared with 3.42% for the same period in 2015. This change was primarily due to the decrease in loan discount accretion. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.18% for the nine months ended September 30, 2016 compared with 3.13% for the same period in 2015. The reconciliation of these non-GAAP financial measures is shown on page 12.

Noninterest income was $88.950 million for the nine months ended September 30, 2016 compared with $90.498 million for the same period in 2015, a decrease of $1.548 million or 1.7%. This change was primarily due to a decrease in brokerage income, net gain on sale of assets and other noninterest income, which was partially offset by an increase in service charges on deposit accounts and mortgage income for the nine months ended September 30, 2016.

Noninterest expense was $239.239 million for the nine months ended September 30, 2016 compared with $235.627 million for the same period in 2015, an increase of $3.612 million or 1.5%.  This change was primarily due to an increase in salaries and benefits expense, software amortization and other noninterest expense, which was partially offset by a decrease in FDIC assessments for the nine months ended September 30, 2016. One-time pretax merger related expenses of $663 thousand related to the Tradition acquisition were recorded during the nine months ended September 30, 2016.

Balance Sheet Information

At September 30, 2016, Prosperity had $21.404 billion in total assets, a decrease of $163.192 million or 0.8%, compared with $21.567 billion at September 30, 2015.

Loans at September 30, 2016 were $9.548 billion, an increase of $343.326 million or 3.7%, compared with $9.205 billion at September 30, 2015. Linked quarter loans decreased $101.694 million or 1.1% from $9.650 billion at June 30, 2016.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At September 30, 2016, oil and gas loans totaled $308.951 million or 3.2% of total loans, of which $139.913 million were to production companies and $169.038 million were to service companies. This compares with total oil and gas loans of $405.176 million or 4.4% of total loans at September 30, 2015, of which $185.162 million were to production companies and $220.014 million were to service companies. On a linked quarter basis, oil and gas loans decreased $19.458 million, from $328.409 million or 3.4% of total loans at June 30, 2016, of which $156.734 million were production loans and $171.675 million were service loans.

Deposits at September 30, 2016 were $16.921 billion, a decrease of $18.528 million or 0.1%, compared with $16.940 billion at September 30, 2015. Linked quarter deposits decreased $297.736 million or 1.7% from $17.219 billion at June 30, 2016. The decrease primarily resulted from a seasonal decrease in deposit balances for Prosperity’s over 400 public fund customers and the planned decrease in higher rate brokered deposits.

The table below provides detail on the impact of loans acquired and deposits assumed in the acquisition of Tradition completed on January 1, 2016:

Balance Sheet Data (at period end)
(In thousands)
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Tradition	$228,357	$233,340	$232,160	$—	$—
All other loans	9,319,957	9,416,668	9,422,248	9,438,589	9,204,988
Total loans	$9,548,314	$9,650,008	$9,654,408	$9,438,589	$9,204,988

Deposits assumed (including new deposits since acquisition date):
Tradition	$432,858	$440,110	$476,203	$—	$—
All other deposits	16,488,551	16,779,035	17,396,563	17,681,119	16,939,937
Total deposits	$16,921,409	$17,219,145	$17,872,766	$17,681,119	$16,939,937

Excluding loans acquired in the Tradition acquisition and new production at the acquired banking centers since the acquisition date, loans at September 30, 2016 increased $114.969 million or 1.2% compared with September 30, 2015 and, on a linked quarter basis, decreased $96.711 million or 1.0%.

Excluding deposits assumed in the Tradition acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at September 30, 2016 decreased $451.386 million or 2.7% compared with September 30, 2015 and, on a linked quarter basis, decreased $290.484 million or 1.7%.

Asset Quality

Nonperforming assets totaled $60.166 million or 0.32% of quarterly average interest-earning assets at September 30, 2016, compared with $48.628 million or 0.26% of quarterly average interest-earning assets at September 30, 2015, and $52.130 million or 0.27% of quarterly average interest-earning assets at June 30, 2016.

The allowance for credit losses was $85.585 million or 0.90% of total loans at September 30, 2016, 0.88% of total loans at September 30, 2015 and 0.87% of total loans at June 30, 2016.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 1.03% of remaining loans as of September 30, 2016, compared with 1.06% at September 30, 2015 and 1.01% at June 30, 2016(1).

The provision for credit losses was $2.000 million for the three months ended September 30, 2016 compared with $5.310 million for the three months ended September 30, 2015 and $6.000 million for the three months ended June 30, 2016.  The provision for credit losses was $22.000 million for the nine months ended September 30, 2016 compared with $7.060 million for the nine months ended September 30, 2015.

Net charge-offs were $241 thousand for the three months ended September 30, 2016 compared with $5.279 million for the three months ended September 30, 2015 and $5.888 million for the three months ended June 30, 2016. Net charge-offs were $17.799 million for the nine months ended September 30, 2016 compared with $6.819 million for the nine months ended September 30, 2015.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 26, 2016 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s third quarter 2016 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 8788636.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to page 12 and the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a fourth quarter cash dividend of $0.34 per share, to be paid on January 3, 2017 to all shareholders of record as of December 16, 2016, an increase of 13.33% compared with the third quarter 2016 dividend.

Stock Repurchase Program

On January 27, 2016, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 3.54 million shares, of its outstanding common stock may be acquired over the next twelve months at the discretion of management. As of September 30, 2016, Prosperity Bancshares had repurchased an aggregate of 1.24 million shares of its common stock under this program at an average weighted average price of $40.98 per share. During the third quarter of 2016, Prosperity Bancshares did not repurchase shares of its common stock.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary Tradition Bank headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition Bancshares, Inc., on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition Bancshares, Inc. capital stock.

Prosperity Bancshares, Inc. ®

As of September 30, 2016, Prosperity Bancshares, Inc. ® is a $21.404 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

Prosperity currently operates 245 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2015 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Fort Worth -	Uptown	West Texas Area -
Bryan	Haltom City	Waugh Drive	Abilene -
Bryan-29th Street	Keller	Westheimer	Antilley Road
Bryan-East	Roanoke	West University	Barrow Street
Bryan-North	Stockyards	Woodcreek	Cypress Street
Caldwell			Judge Ely
College Station	Other Dallas/Fort Worth Area	Other Houston Area	Mockingbird
Crescent Point	Locations -	Locations -
Hearne	Arlington	Angleton	Lubbock -
Huntsville	Azle	Bay City	4th Street
Madisonville	Ennis	Beaumont	66th Street
Navasota	Gainesville	Cinco Ranch	82nd Street
New Waverly	Glen Rose	Cleveland	86th Street
Rock Prairie	Granbury	East Bernard	98th Street
Southwest Parkway	Mesquite	El Campo	Avenue Q
Tower Point	Muenster	Dayton	North University
Wellborn Road	Sanger	Galveston	Texas Tech Student Union
	Waxahachie	Groves
Central Texas Area -	Weatherford	Hempstead	Midland -
Austin -		Hitchcock	Wadley
Allandale	East Texas Area -	Katy-Spring Green	Wall Street
Cedar Park	Athens	Liberty
Congress	Blooming Grove	Magnolia	Odessa -
Lakeway	Canton	Magnolia Parkway	Grandview
Liberty Hill	Carthage	Mont Belvieu	Grant
Northland	Corsicana	Nederland	Kermit Highway
Oak Hill	Crockett	Needville	Parkway
Research Blvd	Eustace	Rosenberg
Westlake	Gilmer	Shadow Creek	Other West Texas Area
	Grapeland	Spring	Locations -
Other Central Texas Area	Gun Barrel City	The Woodlands-College Park	Big Spring
Locations -	Jacksonville	The Woodlands-I-45	Brownfield
Bastrop	Kerens	The Woodlands-Research Forest	Brownwood
Canyon Lake	Longview	Tomball	Cisco
Dime Box	Mount Vernon	Waller	Comanche
Dripping Springs	Palestine	West Columbia	Early
Elgin	Rusk	Wharton	Floydada
Flatonia	Seven Points	Winnie	Gorman
Georgetown	Teague	Wirt	Levelland
Gruene	Tyler-Beckham		Littlefield
Kingsland	Tyler-South Broadway	South Texas Area -	Merkel
La Grange	Tyler-University	Corpus Christi -	Plainview
Lexington	Winnsboro	Calallen	San Angelo
New Braunfels		Carmel	Slaton
Pleasanton	Houston Area -	Northwest	Snyder
Round Rock	Houston -	Saratoga
San Antonio	Aldine	Timbergate	Oklahoma
Schulenburg	Alief	Water Street	Central Oklahoma Area-
Seguin	Bellaire (Tradition)		Oklahoma City -
Smithville	Beltway	Other South Texas Area	23rd Street
Thorndale	Clear Lake	Locations -	Expressway
Weimar	Copperfield	Alice	I-240
	Cypress	Aransas Pass	Memorial
Dallas/Fort Worth Area -	Downtown	Beeville
Dallas -	Eastex	Colony Creek	Other Central Oklahoma Area
Abrams Centre	Fairfield	Cuero	Locations -
Balch Springs	First Colony	Edna	Edmond
Camp Wisdom	Fry Road	Goliad	Norman
Cedar Hill	Gessner	Gonzales
Dallas – Central Expressway	Gladebrook	Hallettsville	Tulsa Area-
Forest Park	Grand Parkway	Kingsville	Tulsa -
Frisco	Heights	Mathis	Garnett
Frisco-West	Highway 6 West	Padre Island	Harvard
Kiest	Little York	Palacios	Memorial
McKinney	Medical Center	Port Lavaca	Sheridan
McKinney-Stonebridge	Memorial Drive	Portland	S. Harvard
Midway	Northside	Rockport	Utica Tower
Northwest Highway	Pasadena	Sinton	Yale
Plano	Pecan Grove	Taft
Preston Forest	Pin Oak	Victoria	Other Tulsa Area Locations -
Preston Road	River Oaks	Victoria-Navarro	Owasso
Red Oak	Sugar Land	Victoria-North
Sachse	SW Medical Center	Yoakum
The Colony	Tanglewood	Yorktown
Turtle Creek	The Plaza
Westmoreland

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Balance Sheet Data (at period end)
Loans	$9,548,314	$9,650,008	$9,654,408	$9,438,589	$9,204,988
Investment securities(A)	8,988,021	9,274,651	9,448,704	9,502,427	9,530,761
Federal funds sold	630	484	1,386	1,418	996
Allowance for credit losses	(85,585)	(83,826)	(83,714)	(81,384)	(81,003)
Cash and due from banks	341,483	333,208	334,592	562,544	300,230
Goodwill	1,900,349	1,903,451	1,903,451	1,868,827	1,881,955
Core deposit intangibles, net	48,010	44,861	47,195	49,417	51,712
Other real estate owned	16,280	15,677	16,695	2,963	3,271
Fixed assets, net	270,386	273,104	277,951	267,996	271,650
Other assets	376,156	384,692	377,677	424,419	402,676
Total assets	$21,404,044	$21,796,310	$21,978,345	$22,037,216	$21,567,236

Noninterest-bearing deposits	$5,159,333	$5,016,637	$5,112,943	$5,136,579	$5,093,175
Interest-bearing deposits	11,762,076	12,202,508	12,759,823	12,544,540	11,846,762
Total deposits	16,921,409	17,219,145	17,872,766	17,681,119	16,939,937
Other borrowings	425,916	606,049	186,225	491,399	786,571
Securities sold under repurchase agreements	318,449	320,001	304,204	315,253	310,038
Junior subordinated debentures	—	—	7,217	—	—
Other liabilities	143,458	106,531	108,873	86,535	119,451
Total liabilities	17,809,232	18,251,726	18,479,285	18,574,306	18,155,997
Shareholders' equity(B)	3,594,812	3,544,584	3,499,060	3,462,910	3,411,239
Total liabilities and equity	$21,404,044	$21,796,310	$21,978,345	$22,037,216	$21,567,236

(A) Includes $2,310, $2,496, $3,286, $3,138 and $3,788 in unrealized gains on available for sale securities for the quarterly periods ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

(B) Includes $1,502, $1,623, $2,136, $2,040 and $2,462 in after-tax unrealized gains on available for sale securities for the quarterly periods ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Income Statement Data
Interest income:
Loans	$116,247	$118,297	$124,522	$114,234	$116,911	$359,066	$361,193
Securities(C)	48,132	51,097	52,573	48,301	48,610	151,802	145,702
Federal funds sold and other earning assets	81	65	96	37	22	242	234
Total interest income	164,460	169,459	177,191	162,572	165,543	511,110	507,129

Interest expense:
Deposits	9,396	10,045	10,206	8,575	8,753	29,647	27,499
Other borrowings	752	710	482	541	473	1,944	967
Securities sold under repurchase agreements	248	234	212	198	209	694	620
Junior subordinated debentures	—	3	34	—	—	37	791
Total interest expense	10,396	10,992	10,934	9,314	9,435	32,322	29,877
Net interest income	154,064	158,467	166,257	153,258	156,108	478,788	477,252
Provision for credit losses	2,000	6,000	14,000	500	5,310	22,000	7,060
Net interest income after provision for credit losses	152,064	152,467	152,257	152,758	150,798	456,788	470,192

Noninterest income:
Nonsufficient funds (NSF) fees	8,764	8,031	8,189	8,974	9,082	24,984	25,310
Credit card, debit card and ATM card income	5,903	5,929	5,827	5,938	5,955	17,659	17,596
Service charges on deposit accounts	4,698	4,610	4,590	4,289	4,438	13,898	12,806
Trust income	1,851	1,762	2,027	1,988	1,986	5,640	6,042
Mortgage income	2,143	1,772	1,471	1,289	1,770	5,386	4,431
Brokerage income	1,213	1,286	1,290	1,407	1,596	3,789	4,546
Bank owned life insurance income	1,417	1,473	1,383	1,394	1,384	4,273	4,154
Net gain on sale of assets	37	332	1,020	581	173	1,389	1,822
Other noninterest income	3,658	3,278	4,996	4,423	5,396	11,932	13,791
Total noninterest income	29,684	28,473	30,793	30,283	31,780	88,950	90,498

Noninterest expense:
Salaries and benefits	48,328	48,224	50,114	48,500	46,587	146,666	144,372
Net occupancy and equipment	5,997	5,741	5,624	5,774	6,088	17,362	17,864
Credit and debit card, data processing and software amortization	4,207	4,164	4,430	3,996	3,924	12,801	11,786
Regulatory assessments and FDIC insurance	3,434	3,447	3,430	2,460	3,366	10,311	11,973
Core deposit intangibles amortization	2,418	2,334	2,222	2,295	2,356	6,974	7,235
Depreciation	3,289	3,286	3,349	3,310	3,313	9,924	9,649
Communications	2,870	2,981	2,939	2,814	2,663	8,790	8,307
Other real estate expense	44	50	42	241	123	136	384
Net (gain) loss on sale of other real estate	(3)	347	(14)	52	(68)	330	(86)
Other noninterest expense	8,892	8,661	8,392	8,467	8,078	25,945	24,143
Total noninterest expense	79,476	79,235	80,528	77,909	76,430	239,239	235,627
Income before income taxes	102,272	101,705	102,522	105,132	106,148	306,499	325,063
Provision for income taxes	33,621	33,634	33,571	34,657	35,550	100,826	108,892
Net income available to common shareholders	$68,651	$68,071	$68,951	$70,475	$70,598	$205,673	$216,171

(C) Interest income on securities was reduced by net premium amortization of $11,312, $10,407, $10,253, $13,775 and $14,845 for the three-month periods ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, and $31,972 and $44,455 for the nine-month periods ended September 30, 2016 and September 30, 2015, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Profitability
Net income	$68,651	$68,071	$68,951	$70,475	$70,598	$205,673	$216,171

Basic earnings per share	$0.99	$0.98	$0.98	$1.01	$1.01	$2.95	$3.09
Diluted earnings per share	$0.99	$0.98	$0.98	$1.01	$1.01	$2.95	$3.09

Return on average assets (D)	1.27%	1.24%	1.24%	1.30%	1.30%	1.25%	1.33%
Return on average common equity (D)	7.66%	7.70%	7.85%	8.17%	8.31%	7.74%	8.63%
Return on average tangible common equity (D) (E)	16.79%	17.15%	17.60%	18.56%	19.30%	17.17%	20.51%
Tax equivalent net interest margin (F)	3.29%	3.37%	3.48%	3.24%	3.30%	3.38%	3.42%
Efficiency ratio(G)	43.26%	42.46%	41.08%	42.58%	40.72%	42.24%	41.64%

Liquidity and Capital Ratios
Equity to assets	16.80%	16.26%	15.92%	15.71%	15.82%	16.80%	15.82%
Common equity tier 1 capital	14.41%	13.66%	13.20%	13.55%	13.37%	14.41%	13.37%
Tier 1 risk-based capital	14.41%	13.66%	13.20%	13.55%	13.37%	14.41%	13.37%
Total risk-based capital	15.14%	14.37%	13.90%	14.25%	14.09%	15.14%	14.09%
Tier 1 leverage capital	8.50%	8.11%	7.70%	7.97%	7.65%	8.50%	7.65%
Period end tangible equity to period end tangible assets(E)	8.46%	8.04%	7.73%	7.68%	7.53%	8.46%	7.53%

Other Data
Weighted-average shares used in computing earnings per share
Basic	69,478	69,565	70,174	70,021	70,041	69,738	70,037
Diluted	69,484	69,574	70,181	70,032	70,053	69,745	70,054
Period end shares outstanding	69,478	69,480	69,543	70,022	70,040	69,478	70,040
Cash dividends paid per common share	$0.3000	$0.3000	$0.3000	$0.3000	$0.2725	$0.9000	$0.8175
Book value per share	$51.74	$51.02	$50.32	$49.45	$48.70	$51.74	$48.70
Tangible book value per share(E)	$23.70	$22.97	$22.27	$22.06	$21.10	$23.70	$21.10

Common Stock Market Price
High	$56.27	$54.57	$47.50	$57.04	$59.97	$56.27	$59.97
Low	45.94	43.28	33.57	46.23	43.76	33.57	43.76
Period end closing price	54.89	50.99	46.39	47.86	49.11	54.89	49.11
Employees – FTE	3,071	3,106	3,132	3,037	3,051	3,071	3,051
Number of banking centers	245	245	246	241	244	245	244

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2016				Jun 30, 2016				Sep 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)
Interest-Earning Assets:
Loans	$9,601,628	$116,247	4.82%		$9,660,065	$118,297	4.93%		$9,156,679	$116,911	5.07%
Investment securities	9,203,253	48,132	2.08%	(I)	9,436,896	51,097	2.18%	(I)	9,706,373	48,610	1.99%	(I)
Federal funds sold and other earning assets	72,171	81	0.45%		68,268	65	0.38%		55,000	22	0.16%
Total interest-earning assets	18,877,052	164,460	3.47%		19,165,229	169,459	3.56%		18,918,052	165,543	3.47%
Allowance for credit losses	(84,476)				(83,036)				(80,793)
Noninterest-earning assets	2,804,773				2,826,205				2,819,150
Total assets	$21,597,349				$21,908,398				$21,656,409

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,858,821	$2,280	0.24%		$4,108,305	$2,569	0.25%		$3,663,114	$1,961	0.21%
Savings and money market deposits	5,610,342	3,753	0.27%		5,734,739	3,832	0.27%		5,492,326	3,392	0.24%
Certificates and other time deposits	2,492,889	3,363	0.54%		2,517,896	3,644	0.58%		2,685,346	3,400	0.50%
Other borrowings	532,301	752	0.56%		489,616	710	0.58%		886,787	473	0.21%
Securities sold under repurchase agreements	331,254	248	0.30%		322,274	234	0.29%		331,286	209	0.25%
Junior subordinated debentures	—	—	—		555	3	2.17%		—	—	—
Total interest-bearing liabilities	12,825,607	10,396	0.32%	(J)	13,173,385	10,992	0.34%	(J)	13,058,859	9,435	0.29%	(J)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,070,094				5,099,736				5,078,234
Other liabilities	118,881				98,023				121,360
Total liabilities	18,014,582				18,371,144				18,258,453
Shareholders' equity	3,582,767				3,537,254				3,397,956
Total liabilities and shareholders' equity	$21,597,349				$21,908,398				$21,656,409

Net interest income and margin		$154,064	3.25%			$158,467	3.33%			$156,108	3.27%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,930				1,968				1,463

Net interest income and margin (tax equivalent basis)		$155,994	3.29%			$160,435	3.37%			$157,571	3.30%

(H) Annualized and based on an actual 365 day or 366 day basis.

(I) Yield on securities was impacted by net premium amortization of $11,312, $10,407 and $14,845 for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

(J) Total cost of funds, including noninterest bearing deposits, was 0.23%, 0.24% and 0.21% for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2016				Sep 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)
Interest-Earning Assets:
Loans	$9,653,891	$359,066	4.97%		$9,159,775	$361,193	5.27%
Investment securities	9,422,744	151,802	2.15%	(L)	9,547,293	145,702	2.04%	(L)
Federal funds sold and other earning assets	73,608	242	0.44%		133,331	234	0.23%
Total interest-earning assets	19,150,243	511,110	3.57%		18,840,399	$507,129	3.60%
Allowance for credit losses	(83,801)				(80,781)
Noninterest-earning assets	2,856,117				2,835,450
Total assets	$21,922,559				$21,595,068

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,135,579	$7,633	0.25%		$3,909,337	$6,771	0.23%
Savings and money market deposits	5,721,341	11,470	0.27%		5,503,597	10,171	0.25%
Certificates and other time deposits	2,529,353	10,544	0.56%		2,819,822	10,557	0.50%
Other borrowings	461,491	1,944	0.56%		550,743	967	0.23%
Securities sold under repurchase agreements	319,948	694	0.29%		334,958	620	0.25%
Junior subordinated debentures	2,591	37	1.91%		39,365	791	2.69%
Total interest-bearing liabilities	13,170,303	32,322	0.33%	(M)	13,157,822	29,877	0.30%	(M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,085,041				4,990,769
Other liabilities	122,076				106,782
Total liabilities	18,377,420				18,255,373
Shareholders' equity	3,545,139				3,339,695
Total liabilities and shareholders' equity	$21,922,559				$21,595,068

Net interest income and margin		$478,788	3.34%			$477,252	3.39%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		5,734				4,690

Net interest income and margin (tax equivalent basis)		$484,522	3.38%			$481,942	3.42%

(K) Annualized and based on an actual 365 or 366 day basis.

(L) Yield on securities was impacted by net premium amortization of $31,972 and $44,455 for the nine month periods ended September 30, 2016 and 2015, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.24% and 0.22% for the nine month periods ended September 30, 2016 and 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Year -to-Date
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Adjustment to Loan Yield (N)
Interest on loans, as reported	$116,247	$118,297	$124,522	$114,234	$116,911	$359,066	$361,193
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(5,296)	(5,833)	(6,663)	(6,066)	(7,060)	(17,792)	(28,162)
ASC 310-30	(2,324)	(3,471)	(7,831)	(1,773)	(3,974)	(13,626)	(16,121)
Total	(7,620)	(9,304)	(14,494)	(7,839)	(11,034)	(31,418)	(44,283)
Interest on loans excluding discount accretion	$108,627	$108,993	$110,028	$106,395	$105,877	$327,648	$316,910
Average loans	$9,601,628	$9,660,065	$9,700,554	$9,322,399	$9,156,679	$9,653,891	$9,159,775
Loan yield excluding purchase accounting adjustment	4.50%	4.54%	4.56%	4.53%	4.59%	4.53%	4.63%
Loan yield, as reported	4.82%	4.93%	5.16%	4.86%	5.07%	4.97%	5.27%
Adjustment to Securities Yield (N)
Interest on securities, as reported	$48,132	$51,097	$52,573	$48,301	$48,610	$151,802	$145,702
Purchase accounting adjustment- securities amortization	1,051	948	1,722	1,578	1,565	3,721	4,791
Interest on securities excluding amortization	$49,183	$52,045	$54,295	$49,879	$50,175	$155,523	$150,493
Average securities	$9,203,253	$9,436,896	$9,630,496	$9,524,084	$9,706,373	$9,422,744	$9,547,293
Securities yield excluding purchase accounting adjustment	2.13%	2.22%	2.27%	2.08%	2.05%	2.20%	2.11%
Securities yield, as reported	2.08%	2.18%	2.20%	2.01%	1.99%	2.15%	2.04%
Adjustment to Time Deposits Yield (N)
Interest on time deposits, as reported	$3,363	$3,644	$3,537	$3,253	$3,400	$10,544	$10,557
Purchase accounting adjustment-time deposit amortization	575	178	182	195	220	935	860
Interest on time deposits excluding amortization	$3,938	$3,822	$3,719	$3,448	$3,620	$11,479	$11,417
Average time deposits	$2,492,889	$2,517,896	$2,577,676	$2,560,527	$2,685,346	$2,529,353	$2,819,822
Time deposits yield excluding purchase accounting adjustment	0.63%	0.61%	0.58%	0.53%	0.53%	0.61%	0.54%
Time deposits yield, as reported	0.54%	0.58%	0.55%	0.50%	0.50%	0.56%	0.50%
Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (N)	3.14%	3.19%	3.21%	3.11%	3.10%	3.18%	3.13%
Net Interest Margin (tax equivalent basis), as reported	3.29%	3.37%	3.48%	3.24%	3.30%	3.38%	3.42%
Net income available to common shareholders, as reported	$68,651	$68,071	$68,951	$70,475	$70,598	$205,673	$216,171
Less: Purchase accounting adjustments, net of tax (O)	(4,796)	(5,712)	(8,712)	(4,328)	(6,444)	(19,220)	(26,839)
Net income available to common shareholders, excluding purchase accounting adjustments (N)	$63,855	$62,359	$60,239	$66,147	$64,154	$186,453	$189,332

Basic earnings per share, excluding purchase accounting adjustments (N)	$0.92	$0.90	$0.86	$0.94	$0.92	$2.67	$2.71
Diluted earnings per share, excluding purchase accounting adjustments (N)	$0.92	$0.90	$0.86	$0.94	$0.92	$2.67	$2.71

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Jun 30, 2016	Balance at Sep 30, 2016	Balance at Acquisition Date	Balance at Jun 30, 2016	Balance at Sep 30, 2016	Balance at Acquisition Date		Balance at Jun 30, 2016	Balance at Sep 30, 2016
Loan marks:
Previously acquired banks (P)	$225,589	$41,851	$37,137	$131,906	$26,010	$24,412	$357,495		$67,861	$61,549
2016 acquisition (Q)	3,491	2,821	2,223	10,222	4,469	3,743	13,713		7,290	5,966
Total	229,080	44,672	39,360	142,128	30,479	28,155	371,208		75,151	67,515

Acquired portfolio loan balances:
Previously acquired banks (P)	5,456,934	1,181,003	1,053,113	255,846	56,223	53,354	5,712,780		1,237,226	1,106,467
2016 acquisition (Q)	234,064	201,687	183,298	19,375	9,348	8,216	253,439		211,035	191,514
Total	5,690,998	1,382,690	1,236,411	275,221	65,571	61,570	5,966,219	(R)	1,448,261	1,297,981
Acquired portfolio loan balances less loan marks	$5,461,918	$1,338,018	$1,197,051	$133,093	$35,092	$33,415	$5,595,011		$1,373,110	$1,230,466

(N)  Non-GAAP financial measure.

(O)  Using effective tax rate of 32.9%, 33.1%, 32.7%, 33.0% and 33.5% for the three month periods ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively, and 32.9% and 33.5% for the nine month periods ended September 30, 2016 and 2015, respectively.

(P) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and The F&M Bank & Trust Company.

(Q) Tradition Bank was acquired on January 1, 2016. During the first quarter of 2016, Tradition Bank added $253.4 million in loans with related purchase accounting adjustments of $13.7 million at acquisition date.

(R) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
YIELD TREND (S)

Interest-Earning Assets:
Loans	4.82%	4.93%	5.16%	4.86%	5.07%
Investment securities (T)	2.08%	2.18%	2.20%	2.01%	1.99%
Federal funds sold and other earning assets	0.45%	0.38%	0.48%	0.22%	0.16%
Total interest-earning assets	3.47%	3.56%	3.67%	3.41%	3.47%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.24%	0.25%	0.25%	0.21%	0.21%
Savings and money market deposits	0.27%	0.27%	0.27%	0.24%	0.24%
Certificates and other time deposits	0.54%	0.58%	0.55%	0.50%	0.50%
Other borrowings	0.56%	0.58%	0.54%	0.26%	0.21%
Securities sold under repurchase agreements	0.30%	0.29%	0.28%	0.25%	0.25%
Junior subordinated debentures	—	2.17%	1.89%	—	—
Total interest-bearing liabilities	0.32%	0.34%	0.33%	0.28%	0.29%

Net Interest Margin	3.25%	3.33%	3.44%	3.22%	3.27%
Net Interest Margin (tax equivalent)	3.29%	3.37%	3.48%	3.24%	3.30%

(S)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $11,312, $10,407, $10,253, $13,775 and $14,845 for the three month periods ended September 30, 2016, June 30, 2016,  March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Balance Sheet Averages
Loans	$9,601,628	$9,660,065	$9,700,554	$9,322,399	$9,156,679
Investment securities	9,203,253	9,436,896	9,630,496	9,524,084	9,706,373
Federal funds sold and other earning assets	72,171	68,268	80,400	65,695	55,000
Total interest-earning assets	18,877,052	19,165,229	19,411,450	18,912,178	18,918,052
Allowance for credit losses	(84,476)	(83,036)	(83,883)	(81,230)	(80,793)
Cash and due from banks	226,621	227,570	274,535	257,986	237,191
Goodwill	1,903,418	1,903,451	1,899,667	1,881,812	1,881,955
Core deposit intangibles, net	43,790	46,059	48,314	50,545	52,909
Other real estate	16,041	15,549	6,077	3,014	3,096
Fixed assets, net	272,058	276,727	279,179	270,800	273,818
Other assets	342,845	356,849	430,165	390,011	370,181
Total assets	$21,597,349	$21,908,398	$22,265,504	$21,685,116	$21,656,409

Noninterest-bearing deposits	$5,070,094	$5,099,736	$5,085,456	$5,124,630	$5,078,234
Interest-bearing demand deposits	3,858,821	4,108,305	4,442,652	3,767,138	3,663,114
Savings and money market deposits	5,610,342	5,734,739	5,820,161	5,511,240	5,492,326
Certificates and other time deposits	2,492,889	2,517,896	2,577,676	2,560,527	2,685,346
Total deposits	17,032,146	17,460,676	17,925,945	16,963,535	16,919,020
Other borrowings	532,301	489,616	361,778	839,164	886,787
Securities sold under repurchase agreements	331,254	322,274	306,192	314,278	331,286
Junior subordinated debentures	—	555	7,217	—	—
Other liabilities	118,881	98,023	149,379	116,860	121,360
Shareholders' equity	3,582,767	3,537,254	3,514,993	3,451,279	3,397,956
Total liabilities and equity	$21,597,349	$21,908,398	$22,265,504	$21,685,116	$21,656,409

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2016		Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Sep 30, 2015
Period End Balances

Loan Portfolio
Commercial and industrial	$1,233,108	12.9%	$1,299,310	13.5%	$1,337,189	14.9%	$1,293,162	14.9%	$1,243,656	14.9%
Construction, land development and other land loans	1,205,820	12.6%	1,167,286	12.1%	1,173,524	12.2%	1,073,198	11.4%	1,072,985	11.7%
1-4 family residential	2,427,616	25.5%	2,424,868	25.1%	2,379,503	24.6%	2,360,798	25.0%	2,318,841	25.2%
Home equity	279,836	2.9%	283,212	2.9%	283,686	2.9%	279,867	2.9%	277,744	3.0%
Commercial real estate (includes multi-family residential)	3,158,569	33.1%	3,229,556	33.5%	3,229,706	33.5%	3,131,083	33.2%	2,992,726	32.5%
Agriculture (includes farmland)	664,080	7.0%	657,633	6.8%	641,293	6.6%	648,818	6.9%	618,563	6.7%
Consumer and other	270,334	2.8%	259,734	2.7%	246,681	1.5%	252,579	1.5%	275,297	1.6%
Energy	308,951	3.2%	328,409	3.4%	362,826	3.8%	399,084	4.2%	405,176	4.4%
Total loans	$9,548,314		$9,650,008		$9,654,408		$9,438,589		$9,204,988

Deposit Types
Noninterest-bearing DDA	$5,159,333	30.5%	$5,016,637	29.1%	$5,112,943	28.6%	$5,136,579	29.1%	$5,093,175	30.1%
Interest-bearing DDA	3,749,018	22.1%	3,976,839	23.1%	4,382,999	24.5%	4,481,575	25.3%	3,604,798	21.3%
Money market	3,468,639	20.5%	3,687,602	21.4%	3,812,420	21.3%	3,639,187	20.6%	3,716,094	21.9%
Savings	2,074,169	12.3%	2,022,327	11.8%	2,017,980	11.3%	1,940,855	11.0%	1,896,725	11.2%
Certificates and other time deposits	2,470,250	14.6%	2,515,740	14.6%	2,546,424	14.3%	2,482,923	14.0%	2,629,145	15.5%
Total deposits	$16,921,409		$17,219,145		$17,872,766		$17,681,119		$16,939,937

Loan to Deposit Ratio	56.4%		56.0%		54.0%		53.4%		54.3%

Construction Loans
Single family residential construction	$390,397	32.3%	$410,456	35.0%	$407,519	34.5%	$353,706	32.9%	$351,169	32.6%
Land development	77,789	6.4%	85,488	7.3%	84,141	7.1%	88,239	8.2%	84,040	7.8%
Raw land	170,640	14.1%	161,402	13.8%	174,546	14.8%	153,274	14.3%	143,955	13.4%
Residential lots	131,589	10.9%	131,807	11.3%	126,881	10.8%	130,596	12.1%	131,793	12.3%
Commercial lots	84,862	7.0%	83,725	7.1%	80,286	6.8%	87,375	8.1%	84,162	7.8%
Commercial construction and other	353,942	29.3%	298,713	25.5%	306,742	26.0%	262,783	24.4%	281,231	26.1%
Net unaccreted discount	(3,399)		(4,305)		(6,591)		(2,775)		(3,365)
Total construction loans	$1,205,820		$1,167,286		$1,173,524		$1,073,198		$1,072,985

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2016

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Shopping center/retail	$202,417	$33,629	$28,949	$28,751	$24,989	$114,894	$433,629
Commercial & industrial buildings	91,075	34,980	12,072	12,449	10,883	68,968	230,427
Office buildings	78,849	131,397	11,223	38,897	4,255	76,220	340,841
Medical buildings	52,421	8,609	52	27,640	7,995	57,012	153,729
Apartment buildings	47,812	12,795	13,023	12,834	7,202	88,783	182,449
Hotel	29,299	24,385	10,476	24,313	—	91,586	180,059
Other	70,070	9,747	17,987	6,862	7,751	65,252	177,669
Total	$571,943	$255,542	$93,782	$151,746	$63,075	$562,715	$1,698,803	(V)

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $3.159 billion as of September 30, 2016.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Asset Quality
Nonaccrual loans	$43,451	$29,547	$39,036	$39,711	$44,935	$43,451	$44,935
Accruing loans 90 or more days past due	399	6,822	1,093	614	261	399	261
Total nonperforming loans	43,850	36,369	40,129	40,325	45,196	43,850	45,196
Repossessed assets	36	84	161	171	161	36	161
Other real estate	16,280	15,677	16,695	2,963	3,271	16,280	3,271
Total nonperforming assets	$60,166	$52,130	$56,985	$43,459	$48,628	$60,166	$48,628

Nonperforming assets:
Commercial and industrial (includes energy)	$26,848	$16,822	$18,835	$22,275	$26,200	$26,848	$26,200
Construction, land development and other land loans	1,711	1,606	2,913	134	475	1,711	475
1-4 family residential (includes home equity)	4,450	5,016	6,226	4,692	4,766	4,450	4,766
Commercial real estate (includes multi-family residential)	26,680	26,651	22,208	15,836	16,485	26,680	16,485
Agriculture (includes farmland)	248	1,682	6,578	208	376	248	376
Consumer and other	229	353	225	314	326	229	326
Total	$60,166	$52,130	$56,985	$43,459	$48,628	$60,166	$48,628
Number of loans/properties	158	166	168	147	159	158	159
Allowance for credit losses at end of period	$85,585	$83,826	$83,714	$81,384	$81,003	$85,585	$81,003

Net charge-offs:
Commercial and industrial (includes energy)	$(107)	$4,109	$4,396	$(528)	$4,426	$8,398	$4,902
Construction, land development and other land loans	(368)	(25)	(186)	(109)	173	(579)	316
1-4 family residential (includes home equity)	48	(78)	30	1	110	—	208
Commercial real estate (includes multi-family residential)	(1)	197	59	194	53	255	200
Agriculture (includes farmland)	(45)	(655)	6,962	(77)	(40)	6,262	(183)
Consumer and other	714	2,340	409	638	557	3,463	1,376
Total	$241	$5,888	$11,670	$119	$5,279	$17,799	$6,819

Asset Quality Ratios
Nonperforming assets to average earning assets	0.32%	0.27%	0.29%	0.23%	0.26%	0.31%	0.26%
Nonperforming assets to loans and other real estate	0.63%	0.54%	0.59%	0.46%	0.53%	0.63%	0.53%
Net charge-offs to average loans (annualized)	0.01%	0.24%	0.48%	0.01%	0.23%	0.25%	0.10%
Allowance for credit losses to total loans	0.90%	0.87%	0.87%	0.86%	0.88%	0.90%	0.88%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.03%	1.01%	1.03%	1.01%	1.06%	1.03%	1.06%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 12 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Return on average tangible common equity:
Net income	$68,651	$68,071	$68,951	$70,475	$70,598	$205,673	$216,171
Average shareholders' equity	$3,582,767	$3,537,254	$3,514,993	$3,451,279	$3,397,956	$3,545,139	$3,339,695
Less: Average goodwill and other intangible assets	(1,947,208)	(1,949,510)	(1,947,981)	(1,932,357)	(1,934,864)	(1,948,229)	(1,934,686)
Average tangible shareholders’ equity	$1,635,559	$1,587,744	$1,567,012	$1,518,922	$1,463,092	$1,596,910	$1,405,009
Return on average tangible common equity:	16.79%	17.15%	17.60%	18.56%	19.30%	17.17%	20.51%

Tangible book value per share:
Shareholders’ equity	$3,594,812	$3,544,584	$3,499,060	$3,462,910	$3,411,239	$3,594,812	$3,411,239
Less: Goodwill and other intangible assets	(1,948,359)	(1,948,312)	(1,950,646)	(1,918,244)	(1,933,667)	(1,948,359)	(1,933,667)
Tangible shareholders’ equity	$1,646,453	$1,596,272	$1,548,414	$1,544,666	$1,477,572	$1,646,453	$1,477,572

Period end shares outstanding	69,478	69,480	69,543	70,022	70,040	69,478	70,040
Tangible book value per share:	$23.70	$22.97	$22.27	$22.06	$21.10	$23.70	$21.10

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,646,453	$1,596,272	$1,548,414	$1,544,666	$1,477,572	$1,646,453	$1,477,572

Total assets	$21,404,044	$21,796,310	$21,978,345	$22,037,216	$21,567,236	$21,404,044	$21,567,236
Less: Goodwill and other intangible assets	(1,948,359)	(1,948,312)	(1,950,646)	(1,918,244)	(1,933,667)	(1,948,359)	(1,933,667)
Tangible assets	$19,455,685	$19,847,998	$20,027,699	$20,118,972	$19,633,569	$19,455,685	$19,633,569

Period end tangible equity to period end tangible assets ratio:	8.46%	8.04%	7.73%	7.68%	7.53%	8.46%	7.53%

Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$85,585	$83,826	$83,714	$81,384	$81,003	$85,585	$81,003

Total loans	$9,548,314	$9,650,008	$9,654,408	$9,438,589	$9,204,988	$9,548,314	$9,204,988
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,230,466	$1,373,110	$1,495,319	$1,415,593	$1,541,369	$1,230,466	$1,541,369
Total loans less acquired loans	$8,317,848	$8,276,898	$8,159,089	$8,022,996	$7,663,619	$8,317,848	$7,663,619
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.03%	1.01%	1.03%	1.01%	1.06%	1.03%	1.06%